EXHIBIT 99.1

Bay Bancorp, Inc. and Hopkins Bancorp, Inc. Sign Definitive Merger Agreement

COLUMBIA, Md., Dec. 18, 2015 (GLOBE NEWSWIRE) -- Bay Bancorp, Inc. (Nasdaq:BYBK), the parent company of Bay Bank, FSB, and Hopkins Bancorp, Inc. (“Hopkins”), the parent company of Hopkins Federal Savings Bank, today jointly announced the execution of a definitive merger agreement (the “Merger Agreement”) that provides for the acquisition of Hopkins by Bay Bancorp, Inc. for cash in a deal valued at approximately $23.8 million (the “merger consideration”) after giving effect to a $16.0 million cash dividend that Hopkins Bancorp, Inc. proposes to pay to its stockholders prior to the closing (the “cash dividend”).  The merger consideration is subject to adjustment based on Hopkins’ tangible book value as of the closing, which will be calculated after deducing all of Hopkins’ transaction-related expenses.

Bay Bancorp, Inc., with assets of approximately $475 million at September 30, 2015, serves entrepreneurs, private real estate investors and professionals in the greater Baltimore-Washington, D.C. metropolitan area through 11 banking locations.  Hopkins, with assets of approximately $242 million at September 30, 2015, serves customers located primarily in the Baltimore, Maryland metropolitan area with a branch and offices in Pikesville, Maryland and a branch in Baltimore City. The combination is expected to create a $700 million banking institution serving one of the largest, healthiest and fastest growing markets in the nation. The transaction is expected to be immediately accretive to Bay Bancorp, Inc.’s fully diluted earnings per share in 2016 and 2017.

Pursuant to the terms of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, Hopkins will be merged with and into Bay Bancorp, Inc., with Bay Bancorp, Inc. surviving the merger (the “Merger”). Immediately after the Merger, Hopkins Federal Savings Bank will merge with and into Bay Bank, FSB, with Bay Bank, FSB as the surviving federal savings bank. The Merger, which is subject to regulatory approval, is anticipated to close in the second quarter of 2016.

Commenting on the announcement, Joseph J. Thomas, President and Chief Executive Officer of Bay Bancorp, Inc., said, "We are pleased to announce the combination of Bay Bank and Hopkins Federal Savings Bank.  Hopkins has a rich legacy in the Baltimore community and a talented group of seasoned bankers.  We are excited about the opportunities this merger will bring to expand on the Hopkins customer relationships with the council of Alvin M. Lapidus as our anticipated new Chairman Emeritus. We also look forward to engaging Hopkins’ professionals in the mortgage business to enhance the growth of Bay Bank Mortgage. This transaction epitomizes our entrepreneurial strategy of growing within our existing markets both organically and through acquisition. It will allow us to continue to enhance the resources we offer to our customers and to improve performance for our shareholders."

Alvin M. Lapidus, Chairman of Hopkins, added, "We are pleased to join forces with Bay Bank to provide enhanced and long-term value to our customers and communities. Our merger with Bay, with combined total assets of approximately $700 million, will provide greater capital resources and operational scale that will allow us to grow together with a diverse product mix and allow our team to continue to support the Baltimore community.  With Bay’s board and executive team having deep roots in the Baltimore community, we know the heritage of Hopkins is in good hands.  Bay has an enviable track record for successfully integrating employees in a merger and creating and growing customer relationships.”

Under the terms of the Merger Agreement, Bay Bancorp, Inc. will acquire the outstanding shares of Hopkins common stock for cash equal to 105% of Hopkins’ tangible book value as of the closing, after giving effect to Hopkins’ payment of all of its transaction-related expenses, up to $400,000 in cash bonuses that Hopkins may choose to pay to certain directors and employees at the closing (the “bonuses”), and the proposed $16.0 million cash dividend .  Based on Hopkins’ tangible book value at September 30, 2015 and 241,552 shares of Hopkins common stock outstanding, and after giving effect to Hopkins’ payment of the bonuses, the cash dividend and its anticipated transaction-related expenses, the merger consideration would be approximately $23.8 million in cash, with the stockholders of Hopkins receiving cash of approximately $98.44 for each share of Hopkins common stock owned at the effective time of the Merger.  Bay Bancorp, Inc. will have the right to terminate the Merger Agreement if the merger consideration would exceed $25.7 million, and Hopkins will have the right to terminate the Merger Agreement if the merger consideration would be less than $21.4 million.  If Bay Bancorp, Inc. or Hopkins terminates the Merger Agreement because of a material breach by the other party or certain other actions or inactions by the other party that prevent or hinder the Merger, then it will be entitled to a $1.0 million termination fee from the other party.

Mr. Lapidus and certain of his affiliates have, in their individual capacities as stockholders of Hopkins, entered into a Support Agreement with Hopkins pursuant to which they have agreed, among other things, to vote their shares of Hopkins common stock in favor of the Merger, to take certain other actions in support of the Merger, and to forbear from taking certain actions detrimental to the Merger.  Pursuant to the Merger Agreement, the boards of directors of Bay Bancorp, Inc. and Bay Bank, FSB will appoint Mr. Lapidus to serve as an advisor to those boards, with the title of Chairman Emeritus, and he will enter into an agreement with Bay Bancorp, Inc. at the closing that will prohibit him from engaging in certain competitive activities or soliciting Bay Bancorp, Inc.’s customers.

The Merger Agreement and the transactions contemplated thereby are subject to customary closing conditions, including approval by Hopkins’ stockholders and applicable banking regulatory authorities.  The Merger Agreement will be included as an exhibit to a Current Report on Form 8-K to be filed by Bay Bancorp, Inc. with the Securities and Exchange Commission (the “SEC”) within four business days of this release.

Gordon Feinblatt LLC acted as legal counsel to Bay Bancorp, Inc. and Keefe, Bruyette & Woods, Inc. provided certain financial advisory assistance.  Ober, Kaler, Grimes & Shriver, a Professional Corporation, acted as legal counsel to Hopkins Bancorp, Inc. and RP Financial, LC. acted as its financial advisor.

About Bay Bancorp, Inc.

Bay Bancorp, Inc. is a financial holding company and a savings and loan holding company headquartered in Columbia, Maryland.  Through Bay Bank, FSB, its federal savings bank subsidiary, Bay Bancorp, Inc. serves the community with a network of 11 branches strategically located throughout the Baltimore Metropolitan Statistical Area, particularly Baltimore City and the Maryland counties of Baltimore, Anne Arundel, Howard, and Harford.  Bay Bank, FSB serves small and medium size businesses, professionals and other valued customers by offering a broad suite of financial products and services, including on-line and mobile banking, commercial banking, cash management, mortgage lending and retail banking.  Bay Bank, FSB funds a variety of loan types including commercial and residential real estate loans, commercial term loans and lines of credit, consumer loans and letters of credit. Additional information is available at www.baybankmd.com.

About Hopkins Bancorp, Inc.

Hopkins is a privately owned savings and loan holding company headquartered in Pikesville, Maryland.  Hopkins is the parent company of Hopkins Federal Savings Bank, a federal savings bank.  The bank is locally owned and operated, serving the residents of the City of Baltimore and nearby communities since 1921. The bank operates from two locations with its main office in Highlandtown (East Baltimore) and a branch office in Pikesville (Northwest Baltimore), providing 1-4 family residential, construction, multifamily and commercial real estate loans within its local market area. The bank offers traditional retail deposit products primarily to consumers.  In addition, the bank has five wholly-owned subsidiaries, including Hopkins Financial Corporation and Hopkins Properties, Inc. (“HPI”), and owns a 51% equity interest in iReverse Home Loans, LLC.  HPI originates loans held for sale and iReverse Home Loans brokers reverse mortgage loans.

Caution Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, including risks related to the failure to obtain necessary regulatory and Hopkins stockholder approvals and the possibility that the Merger does not close, including in circumstances in which Hopkins would be obligated to pay Bay Bancorp, Inc. a termination fee or other expenses and vice versa; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected synergies from the proposed Merger will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Bay Bancorp, Inc.’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future interest rates; changes in tax laws, regulations, rates and policies; competitive developments; and other risk factors detailed from time to time in filings made by Bay Bancorp, Inc. with the SEC.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.  Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  Bay Bancorp, Inc. and Hopkins expressly disclaim any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Additional Information and Where to Find It

In connection with the proposed Merger, Hopkins will mail or otherwise provide to its stockholders a proxy statement regarding the proposed Merger.  BEFORE MAKING ANY VOTING DECISION, HOPKINS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS THAT BAY BANCORP, INC. MAY FILE WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER.

For Bay Bancorp, Inc. investor inquiries contact:

Joseph J. Thomas

President and CEO

7151 Columbia Gateway Drive,

Suite A

Columbia, MD 21046

410-536-7336

jthomas@baybankmd.com

For Bay Bancorp, Inc. further information contact:

Larry D. Pickett, Chief Financial Officer

lpickett@baybankmd.com

410-312-5415

For Hopkins Bancorp, Inc. inquiries or further information contact:

Michael L. Shomper

President

1726 Reisterstown Road, Suite 200

Baltimore, MD 21208

410-484-4555

mshomper@hopkinsfsb.com